Exhibit 99.1

Neal Goldner
Investor Relations
Marriott Vacations Worldwide
407.206.6149
neal.goldner@mvwc.com
Ed Kinney
Corporate Communications
Marriott Vacations Worldwide
407.206.6278
ed.kinney@mvwc.com
Marriott Vacations Worldwide Corporation Provides Updated Outlook
for Second Quarter 2021
ORLANDO, Fla. - June 23, 2021 - Marriott Vacations Worldwide Corporation (NYSE: VAC) is updating its outlook for its second quarter 2021 results in conjunction with its participation at the Jefferies Virtual Consumer Conference today.
The Company continues to experience a strong recovery during the second quarter, illustrating the resiliency of its leisure focused business model.
•Occupancies and tours continued to grow sequentially in the second quarter from the first quarter and VPGs remained well above 2019 levels. As a result, the Company now expects contract sales to be $345 million to $355 million in second quarter 2021 versus its previous guidance of $320 million to $340 million, a 55% sequential increase from first quarter 2021 at the midpoint.
•Combined Owner and Preview reservations on the books for the second half of 2021 are currently more than 15% higher than at the same time in 2019.
The Company will host a fireside chat session today at 9:10 a.m. E.T. A live webcast will be available in the Investor Relations section of the Company's website at ir.mvwc.com. The webcast will also be available on the Company's website for 30 days following the call.
The Company currently expects to report financial results for the second quarter 2021 on or about July 28, 2021.
About Marriott Vacations Worldwide Corporation
Marriott Vacations Worldwide Corporation is a leading global vacation Company that offers vacation ownership, exchange, rental and resort and property management, along with related businesses, products and services. The Company has nearly 120 resorts and approximately 700,000 Owners and Members in a diverse portfolio that includes seven vacation ownership brands. It also includes exchange networks and membership programs comprised of nearly 3,200 resorts in over 90 nations and over 1.7 million members, as well as management of more than 160 other resorts and lodging properties. As a leader and innovator in the vacation industry, the Company upholds the highest standards of excellence in serving its customers, investors and associates while maintaining exclusive, long-term relationships with Marriott International, Inc. and Hyatt Hotels Corporation for the development, sales and marketing of vacation ownership products and services. For more information, please visit marriottvacationsworldwide.com.

Marriott Vacations Worldwide Corporation Provides Updated Outlook for Second Quarter 2021 / 2
Note on forward-looking statements
This press release and accompanying schedules contain “forward-looking statements” within the meaning of federal securities laws, including statements about expectations for contract sales in the second quarter, future operating results, estimates, and assumptions, and similar statements concerning anticipated future events and expectations that are not historical facts. The Company cautions you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including, without limitation, conditions beyond our control such as the length and severity of the current COVID-19 pandemic and its effect on our operations, its short and longer-term impacts on the demand for travel and consumer confidence, and the availability and distribution of effective vaccines; the pace of recovery following the COVID-19 pandemic or as effective treatments or vaccines become widely available; the Company’s ability to manage and reduce expenditures in a low revenue environment; volatility in the economy and the credit markets, changes in supply and demand for vacation ownership products, competitive conditions, the availability of additional financing when and if required, and other matters disclosed under the heading “Risk Factors” contained in the Company’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) and in subsequent SEC filings, any of which could cause actual results to differ materially from those expressed in or implied in this press release. These statements are made as of the date of issuance and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.